UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2013

Commission File Number:  1-33001

Enova Systems, Inc.
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-3056150
(IRS Employer Identification No.)

2945 Columbia Street, Torrance, California 90503
(Address of principal executive offices)

310-483-9883
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2013, the registrant, Enova Systems, Inc. ("Enova") and Arens Controls Company, L.L. C. ("Arens") entered into a Settlement Agreement and Mutual Release (the "Agreement"), pursuant to which the parties agreed to a mechanism to resolve their dispute with respect to certain claims made by Arens in connection with its action captioned Arens Controls Company, L.L.C. v. Enova Systems, Inc. (the "Lawsuit"), filed in 2008 with the Northern District of Illinois, Eastern Division of the U.S. District Court for breach of purchase orders that Enova submitted to Arens in 2007.

As has been previously reported, in the Lawsuit, Arens asserted eight counts against Enova. On January 5, 2011, Arens and Enova partially settled six of the eight claims.

The two remaining counts concerned i) anticipatory breach of contract by Enova for certain purchase orders that resulted in lost profit to Arens and ii) reimbursement for engineering and capital equipment costs incurred by Arens exclusively for the fulfillment of certain purchase orders received from Enova. As was previously reported, on December 12, 2012, a judgment was entered by the United States District Court Northern District of Illinois in favor of Arens Controls Company, L.L.C. in the amount of $2,014,169, as damages for the cost of manufacturing and test equipment, the cost of engineering drawings, and lost profits (the "Judgment"). The Company filed a notice of appeal of the Judgment with the United States Court of Appeals 7th Circuit on January 15, 2013.

On September 24, 2013, and in order to avoid the risks and costs associated with the pending appeal, Enova and Arens entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") to resolve the remaining issues between them. Under the terms of the Settlement Agreement, Enova was required to file, and filed on September 27, 2013, a motion to dismiss the pending appeal with prejudice. Arens agreed that, for a period of 120 calendar days from the date of the Settlement Agreement, Arens shall not take any action to enforce the Judgment. Thereafter, Arens will be entitled, without further notice, to enforce the Judgment against Enova or otherwise exercise all available procedures and remedies for collection of the full amount of the Judgment; and Enova agrees that it will not contest the validity of the Judgment. However, notwithstanding the foregoing, if Enova pays Arens $300,000 at any time during such 120 day period, then within 3 business days after Arens receives confirmation of such payment, Arens will file a satisfaction of judgment stating that the Judgment has been satisfied. Upon receipt of such $300,000 payment, Arens will completely release and forever discharge Enova from any and all claims for damages whatsoever that occurred prior to the date of the Settlement Agreement. In exchange for Arens's release, Enova will completely release and forever discharge Arens from any and all claims for damages whatsoever that occurred prior to the date of the Settlement Agreement.

Item 9.01 Financial Statements and Exhibits.

Item 99.1 Settlement Agreement and Mutual Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

Date:   September 24, 2013
By:	/s/ John Micek

Name: John Micek
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Settlement Agreement and Mutual Release